Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 04/18/2001

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Servicing Certificate

Beginning Principal Balance                                                              141,638,560.43
Ending Principal Balance                                                                 138,831,552.34
Principal Collections                                                                      2,379,381.51
Interest Collections                                                                       1,711,267.65

Active Loan Count                                                                                 3,024

Principal Balance of Current Month Prefunding                                                      0.00

Substitution Adjustment Amount                                                                     0.00

Policy Draw Amount                                                                                 0.00


Total Limited Reimbursement Amount                                                            29,527.53

Current month distribution to Credit Enhancer                                                 39,748.60

Net Loan Rate                                                                                    13.83%

Note Rate - Class A-1 Notes                                                                     5.2563%
Note Rate - Class A-2 Notes                                                                     7.8400%
Note Rate - Class A-3 Notes                                                                     8.1700%
Note Rate - Class A-4 Notes                                                                     8.2700%

                                  Beginning Note Balance      Ending Note Balance     Principal Distribution      Interest
               Class A-1 Notes                45,850,905.24           42,949,057.52               2,901,847.72     200,836.52
               Class A-2 Notes                18,887,000.00           18,887,000.00                          -     123,395.07
               Class A-3 Notes                29,790,000.00           29,790,000.00                          -     202,820.25
               Class A-4 Notes                41,753,000.00           41,753,000.00                          -     287,747.76
                                             --------------          --------------                         --     ----------
                   Total Notes               136,280,905.24          133,379,057.52               2,901,847.72     814,799.60

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Certificates                                                                                 332,033.74

Prefunding Account                                                                 Total Amount
                                                                           -----------------------------
Beginning Balance                                                                                  0.00
Interest Earned on Prefunding Account                                                              0.00
Prior month Interest earned transferred to overcollateralization                                   0.00
Collection Period Subsequent Transfer                                                              0.00
Prefunding Account balance distributed to Noteholders                                              0.00
                                                                           -----------------------------
               Total Ending Prefunding Account Balance  as of Payment Date                         0.00


Capitalized Interest Account Balance
Beginning Balance                                                                                  0.00
Withdraw relating to prior month Collection Period                                                 0.00
Interest Earned                                                                                    0.00
Interest Earned sent to Note Payment account                                                       0.00
Total Ending Capitalized Interest Account Balance to Noteholders                                   0.00
                                                                           -----------------------------
                         Total Ending Capitalized Interest Account Balance                         0.00
                                                                           =============================


Beginning Overcollateralization Amount                                                     5,357,655.18
Overcollateralization Amount Increase (Decrease)                                              94,839.63
                                                                           -----------------------------
Ending Overcollateralization Amount                                                        5,452,494.81
Outstanding Overcollaterization Amount                                                       427,626.59
                                                                           -----------------------------
Required Overcollateralization Amount                                                      5,880,121.40


                                                                                             Number                   Percent
                                                                             Balance        of Loans                 of Balance
Delinquent Loans (30 Days)                                              1,189,609.88           24                      0.86%
Delinquent Loans (60 Days)                                                433,339.28            8                      0.31%
Delinquent Loans (90+ Days) (1)                                         1,244,126.09           26                      0.90%
Foreclosed Loans                                                                0.00            0                      0.00%
REO                                                                             0.00            0                      0.00%

(1) 90+ Figures Include Foreclosures and REO


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                                                                                                            Percent
                                                                            Liquidation To-Date                       of Balance
                                                                           -----------------------------
Beginning Loss Amount                                                                      1,791,896.62
Current Month Loss Amount                                                                    427,626.58                 0.31%
Current Month Principal Recovery                                                                   0.00
Net Ending Loss Amount                                                                     2,219,523.20

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